Exhibit 99.1

For release:	August 4, 2009

Contact:	Media
J. Nicole Pryor
Senior Corporate Counsel
(610) 660-6803
npryor@uaigroupinc.com
United America Indemnity, Ltd. Reports Second Quarter 2009 Financial Results
George Town, Grand Cayman, Cayman Islands (August 4, 2009) — United America Indemnity, Ltd. (NASDAQ:INDM) today reported net income of $16.3 million or $0.32 per share for the three months ended June 30, 2009 compared to net loss of $(9.0) million or $(0.24) per share for the same period of 2008. Results for the six months ended June 30, 2009 include net income of $23.4 million or $0.54 per share compared to net loss of $(1.5) million or $(0.04) per share for the same period of 2008.
Selected Operating and Balance Sheet Data

	For the Three Months		For the Six Months
(Dollars in millions, except per share data)	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Net income / (loss)	$16.3	$(9.0)	$23.4	$(1.5)
Net income / (loss) per share	$0.32	$(0.24)	$0.54	$(0.04)

Operating income / (loss)	$12.7	$(7.4)	$26.2	$0.7
Operating income / (loss) per share	$0.25	$(0.20)	$0.61	$.02
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). A reconciliation of operating income is set forth at the end of this press release.

As of
(Dollars in millions)	June 30, 2009

Book value per share	$12.62
Tangible book value per share	$12.52
Cash & invested assets	$1,678.7
Selected Financial Data for the Three Months Ended June 30, 2009:
•	Operating income of $12.7 million or $0.25 per share.

•	Gross premiums written of $91.5 million.

•	Current accident year combined ratio of 101.9.

•	After tax annualized investment return of 8.6%, including $15.8 million of after tax unrealized gains.

•	$91.5 million of capital raised through the Rights Offering announced in the 1st quarter of 2009.

•	Equity growth of 5.2% excluding the impact of the Rights Offering.

Selected Financial Data for the Six Months Ended June 30, 2009:
•	Operating income of $26.2 million or $0.61 per share.

•	Gross premiums written of $190.7 million.

•	Current accident year combined ratio of 101.5.

•	After tax annualized investment return of 5.5%, including $14.7 million of after tax unrealized gains.

•	Equity growth of 6.3% excluding the impact of the Rights Offering.
United America Indemnity’s Three Months Ended June 30, 2009 and 2008 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Three Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2009	2008	2009	2008
Insurance Operations
Penn-America	$34,256	$49,166	$27,500	$45,511
United National	16,607	24,370	13,222	20,963
Diamond State	21,824	21,319	18,069	17,697

Total Insurance Operations	72,687	94,855	58,791	84,171

Reinsurance Operations
Wind River	18,793	9,463	18,687	1,038

Total	$91,480	$104,318	$77,478	$85,209

Insurance Operations: Gross premiums written for the three months ended June 30, 2009 decreased 23.4%, and net premiums written for the three months ended June 30, 2009 decreased 30.2%, compared to the same period in 2008. The reduction in gross premium is comprised mainly of the following:
•	$9.6 million of the decline is due to terminated programs and agents.

•	$12.6 million of the decline is due to price decreases in aggregate of approximately 3.0% and other market factors.
Reinsurance Operations: Gross premiums written for the three months ended June 30, 2009 increased $9.3 million and net premiums written increased $17.6 million, excluding the intercompany reinsurance treaty, compared to the same period in 2008. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.
United America Indemnity’s Combined Ratio for the Three Months Ended June 30, 2009 and 2008
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Three Months Ended June 30,
	2009	2008
Loss Ratio:
Current Accident Year	61.8	66.7
Changes to Prior Accident Year	(2.9)	16.4

Loss Ratio — Calendar Year	58.9	83.1
Expense Ratio	40.1	37.9

Combined Ratio	99.0	121.0

The calendar year loss ratio improved 24.2 points to 58.9 points in 2009 from 83.1 points in 2008.
•	The current accident year loss ratio improved 4.9 points to 61.8 points from 66.7 points in 2008 due to improvements in both the property and casualty loss ratios.

•	The property loss ratio improved 7.3 points to 51.9 points in 2009 from 59.2 points in 2008 due primarily to the growth and performance of our property business in reinsurance operations.

•	The casualty loss ratio improved 1.5 points to 69.3 points in 2009 from 70.8 points in 2008 due primarily to improved performance in our reinsurance operations.
•
A 19.3 point improvement in net loss and loss adjustment expense related to prior accident years. In 2009, $2.2 million of reserves were released due to positive emergence primarily in the property lines, compared to $16.5 million of prior year adverse reserve development in 2008 related primarily to liability lines.

The expense ratio increased from 37.9 in 2008 to 40.1 in 2009.
•	The expense ratio increase is mainly attributable to a decline in net premiums earned.
United America Indemnity’s Six Months Ended June 30, 2009 and 2008 Gross and Net Premiums Written Results by Business Unit

(Dollars in thousands)	Six Months Ended June 30,
	Gross Premiums Written		Net Premiums Written
	2009	2008	2009	2008
Insurance Operations
Penn-America	$66,595	$93,348	$54,657	$84,914
United National	31,927	50,239	25,639	43,071
Diamond State	41,785	44,560	33,964	36,854

Total Insurance Operations	140,307	188,147	114,260	164,839

Reinsurance Operations
Wind River	50,361	15,233	49,831	2,334

Total	$190,668	$203,380	$164,091	$167,173

Insurance Operations: Gross premiums written for the six months ended June 30, 2009 decreased 25.4%, and net premiums written for the six months ended June 30, 2009 decreased 30.7%, compared to the same period in 2008. The reduction in gross premium is comprised mainly of the following:
•	$21.8 million of the decline is due to terminated programs and agents.

•	$26.0 million of the decline is due to price decreases in aggregate of approximately 3.0% and other market factors.
Reinsurance Operations: Gross premiums written for the six months ended June 30, 2009 increased $35.1 million and net premiums written increased $47.5 million, excluding the intercompany reinsurance treaty, compared to the same period in 2008. The increase in gross and net premiums written is primarily due to new excess of loss and quota share treaties.
United America Indemnity’s Combined Ratio for the Six Months Ended June 30, 2009 and 2008
The combined ratio is a key measure of insurance profitability. The components comprising the combined ratio are as follows:

	Six Months Ended June 30,
	2009	2008
Loss Ratio:
Current Accident Year	61.8	67.3
Changes to Prior Accident Year	(1.9)	7.7

Loss Ratio — Calendar Year	59.9	75.0
Expense Ratio	39.7	35.7

Combined Ratio	99.6	110.7

The calendar year loss ratio improved by 15.1 points to 59.9 points in 2009 from 75.0 points in 2008.
•	The current accident year loss ratio improved by 5.5 points to 61.8 points in 2009 from 67.3 points in 2008 due to improvements in both the property and casualty loss ratios.
•
The property loss ratio improved by 11.1 points to 52.2 points in 2009 from 63.3 points in 2008 due primarily to the growth and performance of our property business in reinsurance operations and improved performance of our property business in insurance operations.

•	The casualty loss ratio improved 0.7 points to 68.7 points in 2009 from 69.4 points in 2008 due primarily to improved performance in our reinsurance operations.
•
A 9.6 point improvement in net loss and loss adjustment expense related to prior accident years. In 2009, $2.9 million of reserves were released due to positive emergence primarily in the property lines, compared to $16.5 million of prior year adverse reserve development in 2008 related primarily to liability lines.

The expense ratio increased from 35.7 in 2008 to 39.7 in 2009.
•	The expense ratio increase is mainly attributable to a decline in net premiums earned.
About United America Indemnity, Ltd.
United America Indemnity, Ltd. (NASDAQ:INDM), through its several direct and indirect wholly owned subsidiary insurance and reinsurance companies, is a national and international provider of excess and surplus lines and specialty property and casualty insurance and reinsurance, both on an admitted and non-admitted basis. The Company’s four principal divisions include:
•	Insurance Operations:
•	Penn-America, which includes property and general liability products for small commercial businesses distributed through a select network of wholesale general agents with specific binding authority;

•	United National, which includes property, general liability, and professional lines products distributed through program administrators with specific binding authority;

•	Diamond State, which includes property, general liability, and professional lines products distributed through wholesale brokers and program administrators with specific binding authority.
•	Reinsurance Operations:
•	Wind River Reinsurance Company, Ltd., a Bermuda based treaty and facultative reinsurer of excess and surplus lines and specialty property and casualty insurance.
For more information, visit the United America Indemnity, Ltd. website at www.uai.ky.

Teleconference and Webcast for Interested Parties
Larry A. Frakes, President and Chief Executive Officer of United America Indemnity Ltd., and Thomas McGeehan, Interim Chief Financial Officer of United America Indemnity, Ltd. will conduct a teleconference for interested parties on August 5, 2009 at 8:30 a.m. Eastern Time to discuss the second quarter 2009 results.
To participate in the teleconference, please telephone (800) 288-8975 (U.S. and Canada) or (612) 332-0345 (International) and you will be greeted by an operator. Please reference UAI Second Quarter Earnings Release Call or reference Larry Frakes.
The teleconference is being webcast by AT&T and can be accessed at the Company’s website at www.uai.ky. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software. The webcast is also being distributed over AT&T’s Audio-Only Web ConferenceCast. To access live or archived event, please use this URL: http://65.197.1.5/att/confcast, Conference ID#: 109543 and click GO.
The teleconference will be available for replay beginning at 10:30 a.m. Eastern Time on August 5, 2009 until 11:59 p.m. September 5, 2009. To listen to the replay, please telephone (800) 475-6701 (U.S. and Canada) or (320) 365-3844 (International) then enter 109543.
Forward-Looking Information
This release contains forward-looking information about United America Indemnity, Ltd. and the operations of United America Indemnity, Ltd. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.
The business and operations of United America Indemnity, Ltd. is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity, Ltd.’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity, Ltd.’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity, Ltd.’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity, Ltd.’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity, Ltd.’s business; (8) changes in United America Indemnity, Ltd.’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity, Ltd.’s reinsurers may not be able to fulfill obligations; (10) investment performance and credit risk; and (11) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity, Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity, Ltd. does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.
# # #
Note: Tables Follow

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008
Gross premiums written	$91,480	$104,318	$190,668	$203,380

Net premiums written	$77,478	$85,209	$164,091	$167,173

Net premiums earned	$74,732	$100,673	$153,272	$213,730
Investment income, net	16,605	17,072	38,782	34,858
Net realized investment gains (losses)	5,398	(2,480)	(3,198)	(3,550)

Total revenues	96,735	115,265	188,856	245,038

Net losses and loss adjustment expenses	44,047	83,644	91,787	160,294
Acquisition costs and other underwriting expenses	29,972	38,112	60,786	76,307
Corporate and other operating expenses	3,663	2,269	7,638	6,214
Interest expense	1,832	2,188	3,686	4,727

Income before income taxes	17,221	(10,948)	24,959	(2,504)
Income tax expense (benefit)	2,758	(2,003)	3,481	(1,442)

Net income before equity in net income (loss) of partnership	14,463	(8,945)	21,478	(1,062)
Equity in net income (loss) of partnership, net of tax	1,798	(26)	1,933	(469)

Net income	$16,261	$(8,971)	$23,411	$(1,531)

Weighted average shares outstanding—basic	50,824	37,679	43,005	38,194

Weighted average shares outstanding—diluted	50,863	37,679	43,038	38,194

Net income per share — basic	$0.32	$(0.24)	$0.54	$(0.04)

Net income per share — diluted	$0.32	$(0.24)	$0.54	$(0.04)

Combined ratio analysis:
Loss ratio	58.9	83.1	59.9	75.0
Expense ratio	40.1	37.9	39.7	35.7

Combined ratio	99.0	121.0	99.6	110.7

Certain prior period amounts have been reclassified to conform to the 2009 presentation.
In 2008, “Diluted” loss per share is the same as “Basic” loss per share since there was a net loss for the quarter and six months ended June 30, 2008.
The loss ratio, expense ratio and combined ratio are non-GAAP financial measures that are generally viewed in the insurance industry as indicators of underwriting profitability. The loss ratio is the ratio of net losses and loss adjustment expenses to net premiums earned. The expense ratio is the ratio of acquisition costs and other underwriting expenses to net premiums earned. The combined ratio is the sum of the loss and expense ratios.

UNITED AMERICA INDEMNITY, LTD.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands, except per share data)

	As of	As of
	June 30,	December 31,
ASSETS	2009	2008
Bonds:
Available for sale securities, at fair value (amortized cost: 2009 - $1,254,330 and 2008 - $1,192,385)	$1,286,530	$1,204,974
Preferred shares:
Available for sale securities, at fair value (cost: 2009 - $3,561 and 2008 - $4,665)	4,308	4,665
Common shares:
Available for sale securities, at fair value (cost: 2009 - $44,418 and 2008 - $46,316)	50,724	50,613
Other invested assets:
Available for sale securities, at fair value (cost: 2009 - $3,644 and 2008 - $19,689)	10,627	39,219
Securities classified as trading, at fair value (cost: $35,151 and $5,151)	40,190	7,453

Total investments	1,392,379	1,306,924

Cash and cash equivalents	286,375	292,604
Agents’ balances	78,873	57,117
Reinsurance receivables	620,101	679,277
Federal income taxes receivables	14,954	16,487
Deferred federal income taxes	19,247	32,532
Deferred acquisition costs	37,481	34,734
Intangible assets	9,272	9,309
Prepaid reinsurance premiums	18,848	23,960
Other assets	27,871	24,115

Total assets	$2,505,401	$2,477,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:

Unpaid losses and loss adjustment expenses	$1,394,818	$1,506,429
Unearned premiums	155,383	149,677
Ceded balances payable	19,664	25,165
Contingent commissions	7,274	6,695
Notes and debentures payable	121,712	121,845
Other liabilities	43,188	35,255

Total liabilities	1,742,039	1,845,066

Shareholders’ equity:
Common shares, $0.0001 par value, 900,000,000 common shares authorized; Class A common shares issued: 42,385,514 and 25,032,618, respectively; Class A common shares outstanding: 36,350,388 and 19,013,462, respectively; Class B common shares issued and outstanding: 24,122,744 and 12,687,500, respectively	7	4
Additional paid-in capital	617,750	524,345
Accumulated other comprehensive income	33,507	25,108
Class A common shares in treasury, at cost: 6,035,126 and 6,019,156 shares, respectively	(100,615)	(100,446)
Retained earnings	212,713	182,982

Total shareholders’ equity	763,362	631,993

Total liabilities and shareholders’ equity	$2,505,401	$2,477,059

UNITED AMERICA INDEMNITY, LTD.
SELECTED INVESTMENT DATA
(Unaudited)
(Dollars in millions)

	Market Value as of
	June 30,	Dec 31,
	2009	2008

Bonds	$1,286.5	$1,205.0
Cash & cash equivalents	286.4	292.6

Total bonds and cash and cash equivalents	1,572.9	1,497.6
Equities and other invested assets	105.8	101.9

Total cash and invested assets	$1,678.7	$1,599.5

	June 30, 2009 (a)
	Three Months	Six Months
	Ended	Ended
Net investment income	$12.9	$25.3

Net realized investment gain (loss)	3.5	(2.8)
Net Equity in net income of partnerships	1.8	1.9
Net unrealized investment gains	15.8	14.7
Net gain from liquidation of partnerships	0.8	5.6

Net realized and unrealized investment	21.9	19.4

Total investment return	$34.8	$44.7

Total investment return annualized	$139.3	$89.5

Cash and invested assets December 2008		$1,599.5
Cash and invested assets March 2009	$1,574.7
Cash and invested assets June 2009	1,678.7	1,678.7

Sum of cash and invested assets	$3,253.4	$3,278.2

Average total cash and invested assets	$1,626.7	$1,639.1

Total investment return % annualized	8.6%	5.5%

(a)	Amounts in this table are shown on an after-tax basis.

UNITED AMERICA INDEMNITY, LTD.
SUMMARY OF OPERATING INCOME / (LOSS)
(Unaudited)
(Dollars and shares in thousands, except per share data)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2009	2008	2009	2008

Operating income	$12,712	$(7,415)	$26,183	$725
Adjustments:
Net realized investment gains (losses), net of tax	3,549	(1,556)	(2,772)	(2,256)

Total after-tax adjustments	3,549	(1,556)	(2,772)	(2,256)

Net income	$16,261	$(8,971)	$23,411	$(1,531)

Weighted average shares outstanding — basic	50,824	37,679	43,005	38,194

Weighted average shares outstanding — diluted	50,863	37,679	43,038	38,194

Operating income per share — basic	$0.25	$(0.20)	$0.61	$0.02

Operating income per share — diluted	$0.25	$(0.20)	$0.61	$0.02

In 2008, “Diluted” loss per share is the same as “Basic” loss per share since there was a net loss for the quarter and six months ended June 30, 2008.
In computing the basic and diluted weighted share counts the number of shares outstanding prior to May 5, 2009 (the date that the common stock was issued in conjunction with the stockholders’ rights offering) was adjusted by a factor of 1.116 to reflect the impact of a bonus element associated with the rights offering in accordance with SFAS 128, Earnings per Share.
Note Regarding Operating Income
Operating income, a non-GAAP financial measure, is equal to net income excluding after-tax net realized investment gains (losses). Operating income is not a substitute for net income determined in accordance with GAAP, and investors should not place undue reliance on this measure.